CERTIFICATE OF INCORPORATION

OF

HARCOM PRODUCTIONS, INC.

ARTICLE I.  CORPORATE NAME

The name of this corporation is HARCOM PRODUCTIONS, INC., and has its principal place of business at 7401 East 46th Place, Tulsa, Oklahoma 74145.

ARTICLE II. NATURE OF BUSINESS AND POWERS

The general nature of the business to be transacted by this Corporation is to engage in any and all business permitted under the laws of the State of Oklahoma and this Corporation shall have all of the corporate powers enumerated in the Oklahoma General Corporation Act.

ARTICLE III. CAPITAL STOCK

The maximum number of shares of stock that this Corporation is authorized to issue and have outstanding at anyone time is 1,000,000 shares of common stock having a par value of $0.001 per share.

ARTICLE IV. TERM OF EXISTENCE

This Corporation shall have perpetual existence commencing upon the filing of this Certificate.

ARTICLE V. REGISTERED AGENT AND INITIAL REGISTERED OFFICE

The Registered Agent and the street address of the initial Registered Office of this Corporation in the State of Oklahoma shall be:

CHARLES HARWELL

7401 East 46th Place

Tulsa, Oklahoma 74145

The Board of Directors from time to time may move the· Registered Office to any other address in the State of Oklahoma.

ARTICLE VI.  PREEMPTIVE RIGHTS

Each Shareholder of the Corporation shall have the right to purchase, subscribe for, or receive a right or rights to purchase or subscribe for, a the price for which it is offered to others, that Shareholders pro rata portion of the following:

A.

 Any stock of any class that the Corporation may issue or sell, whether or not exchangeable for any stock of the Corporation of any class or classes, and whether or not of unissued shares authorized by the Certificate of Incorporation as originally filed or by any amendment thereof or out of shares of stock of the Corporation acquired by it after the issuance thereof, and whether issued for cash or other consideration; or,

B.

Any obligation that the Corporation may issue or sell which is convertible into or exchangeable for any stock of the Corporation of any class or classes., or to which is attached or pertinent any warrant or warrants or other instruments conferring on the holder the right to subscribe for or purchase from the Corporation any shares of its stock or any class or classes.

This right shall be deemed waived by any Shareholder who does not exercise it and pay for the shares preempted within thirty (30) days after receipt of written notice from the Corporation stating the price, terms and conditions of the issue of shares and inviting the Shareholder to exercise this preemptive right. This right may also be waived by a written waiver signed by the Shareholder.

ARTICLE VII.  BOARD OF DIRECTORS

There shall be two (2) directors of the corporation;  however, such number may be changed as provided in the Bylaws or by law. The name and address of the initial Directors of the corporation are:

SHANE E. HARWELL

10010 San Pedro Avenue, Suite 310

San Antonio, Texas 78216

SUSAN HARWELL

10010 San Pedro Avenue, Suite 310

San Antonio, Texas 78216

The persons named as the initial Directors shall hold this office until the first Meeting of the Shareholders or until otherwise replaced by a successor.

ARTICLE VIII. INCORPORATOR

The name and street address of the person signing this Certificate of Incorporation is:

SHANE E. HARWELL

10010 San Pedro Avenue, Suite 310

San Antonio, Texas 18216

ARTICLE IX. AMENDMENT OF CERTIFICATE

The Certificate of Incorporation may be amended in the manner provided by law.

ARTICLE X.  IMDEMNIFICATION

The Corporation shall indemnify any office or director or any former officer or director, to the full extent permitted by law.

ARTICLE XI.  BYLAWS

The power to adopt, alter, amend, and repeal the Bylaws shall be vested in the Board of Directors and the Shareholders as provided by law; however, the Shareholders shall not have the power to adopt or amend the Bylaws that fixes a greater quorum or voting requirement for Shareholders than is required by law.

IN WITNESS WHEREOF, the undersigned, as Incorporator has executed the foregoing certificate of Incorporation on the 2nd of October, 2006.

/s/ SHANE E. HARWELL

SHANE E. HARWELL

Incorporator

DESIGNATION AND ACCEPTANCE BY REGISTERED AGENT

In compliance with Section 1002, Oklahoma General Corporation Act, the following is submitted:  That HARCOM PRODUCTIONS, INC. desiring to organize under the laws of the State of Oklahoma, with its principal office at 7401 East 46th Place, Tulsa, Oklahoma 74145, County of Tulsa, State of Oklahoma, as its agent to accept service of process within this state.

ACKNOWLEDGEMENT:

Having been named to accept service of process for the above-named Corporation, at the place designated in Article V of this Certificate of Incorporation, the undersigned agrees to act n this capacity and agrees to comply with the provisions of Oklahoma law relative to keeping the designated office open.

/s/ CHARLES HARWELL

CHARLES HARWELL

Registered Agent